Consent of Ernst & Young LLP, Independent
Registered Public
Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, and Class C Shares'
Prospectus and "Independent Registered Public
Accounting Firm" in the Statement of
Additional Information in Post-Effective
Amendment Number 51 to the Registration
Statement (Form N-1A, No. 33-3164) of
Federated Income Securities Trust, and to the incorporation by reference of our report dated December 10, 2004 on Federated Muni and Stock Advantage Fund (one of the
portfolios comprising the Federated Income
Securities Trust) included in the Annual
Report to Shareholders for the fiscal year ended October 31, 2004.



								ERNST & YOUNG LLP


Boston, Massachusetts
December 27, 2004